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                                                                     Exhibit 2.2


              FIRST AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT (this "Amendment"), dated as of June __, 2000, is by and among AZTEC TECHNOLOGY PARTNERS, INC., a Delaware corporation ("Seller"), COMPEL, LLC, a Delaware limited liability company ("Compel" or the "LLC Subsidiary"), FORTRAN CORP., a Maryland corporation ("Fortran"), MAHON COMMUNICATIONS CORPORATION, a Massachusetts corporation ("Mahon," together with Fortran, the "Corporate Subsidiaries"), MORGENTHALER PARTNERS VI, L.P., a Delaware limited partnership (the "Parent") and CMF HOLDINGS, INC., a Delaware corporation (the "Buyer"). The Seller, the LLC Subsidiary, the Corporate Subsidiaries, the Parent and the Buyer are referred to collectively herein as the "Parties."

                                    RECITALS:

         WHEREAS, the Parties entered into that certain Stock Purchase and Sale Agreement dated as of May 14, 2000 (the "Agreement"); and

         WHEREAS, the Parties agree to amend Section 10.6 of the Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the Parties agree as follows:

         SECTION 1. SUCCESSION AND ASSIGNMENT. Section 10.6 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

         "10.6 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon the inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other Parties, provided however, that the Buyer may collaterally assign all its rights and interests hereunder to PNC Bank, National Association, for itself and as agent for the financial institutions providing financing to the Buyer, a portion of which will be used to pay the Base Purchase Price hereunder, as referenced in Section 3.7."

         SECTION 2. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws.

         SECTION 3. AMENDMENT. The terms of this Amendment shall modify and amend the terms of the Agreement to the extent expressly modified as amended herein, but every other

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term, condition, covenant, representation and warranty contained in the
Agreement is hereby ratified, affirmed and shall remain unchanged unless expressly amended or modified hereby.

         SECTION 4. CAPITALIZED TERMS. Any capitalized term not defined herein shall have the meaning ascribed to it in the Agreement.

         SECTION 5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one instrument.


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    [Signature page to First Amendment to Stock Purchase and Sale Agreement]

         IN WITNESS WHEREOF, the Parties hereto have this Agreement to be executed as of the day and year first above written.


                                         AZTEC TECHNOLOGY PARTNERS, INC.

                                         By:   /s/ Ross J. Weintraub
                                               -------------------------------
                                         Title: Treasurer


                                         MORGENTHALER PARTNERS VI, L.P.
                                         By: MORGENTHALER MANAGEMENT
                                         PARTNERS VI, LLC, its general partner

                                         By: /s/ John D. Lutsi
                                             ---------------------------------
                                                  John D. Lutsi
                                         Title: Managing Member


                                         CMF HOLDINGS, INC.

                                         By:   /s/ Scott A. Fine
                                               -------------------------------
                                         Title: Vice President


                                         COMPEL, LLC

                                         By:   /s/ Ross J. Weintraub
                                               -------------------------------
                                         Title: Treasurer


                                         FORTRAN CORP.

                                         By:   /s/ Ross J. Weintraub
                                               -------------------------------
                                         Title: Treasurer


                                         MAHON COMMUNICATIONS CORPORATION

                                         By:   /s/ Ross J. Weintraub
                                               -------------------------------
                                         Title: Treasurer